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                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          KLA INSTRUMENTS CORPORATION*


         KLA Instruments Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is KLA Instruments Corporation, and the name under which the corporation was originally incorporated is KLA Corporation.

                  The date of filing its original Certificate of Incorporation with the Secretary of State was July 9, 1975.

                  The amendment to the corporation's Certificate of Incorporation set forth as approved by the corporation's Board of Directors and stockholders and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         2. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby amended and restated to read as herein set forth in full:

         "FIRST: The name of the corporation (hereinafter called the "corporation") is KLA-Tencor Corporation.

         SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

         THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation is as follows:

--------
         *To be filed upon stockholder consent, currently expected on April 30, 1997.

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         To manufacture, purchase or otherwise acquire, import and export, invest in, own, mortgage, pledge, sell, assign, and transfer or otherwise dispose of, trade, deal in and deal with goods, wares, merchandise and personal property of every kind, nature and description, both on its own account and for others.

         To render services of every kind, nature and description (including, but not limited to, consulting, financial, engineering, research and similar or related services) both on its own account and for others.

         To develop, obtain, purchase or otherwise acquire, and to hold, own, use, sell, limit or otherwise dispose of processes, formulae, inventions and devices of every kind, nature and description, whether patented or not; and to apply for and obtain letters patent under the laws of the United States or of any foreign country.

         To borrow or lend money, and to make and issue notes, bonds, debentures, obligations, and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, or otherwise, without limit as to amount, and to secure the same by mortgage, pledge, or otherwise and generally to make and perform agreements and contracts of every kind and description.

         To subscribe for, take, acquire, hold, sell, exchange and deal in shares, stock, bonds, obligations and securities of any corporation, government, authority or company; to form, promote, subsidize and assist companies, syndicates, or partnerships of all kinds, and to finance and refinance the same; and to guarantee the obligations of other persons, firms, or corporations.

         In general, to do any act necessary or incidental to the conduct of said businesses and in the transaction thereof, to carry on any other business, whether manufacturing or otherwise, and to do any other thing permitted by all present and future laws of the State of Delaware applicable to business corporations.

         FOURTH: The aggregate number of shares of stock which the corporation shall have authority to issue shall be 251,000,000 shares, with the par value of each of such shares being $0.001.
These shares shall be divided into the following classes:

         (1)      250,000,000 shares shall be designated as Common Shares; and

         (2)      1,000,000 shall be designated as Preferred Stock.

         The Common Shares authorized by this Certificate of Incorporation shall be designated as "Common Stock" and shall consist of 250,000,000 shares.

         The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares

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of each such series and any qualifications, limitations or restrictions thereof.
The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

         FIFTH: The name and the mailing address of the incorporator are as follows:



                 Name                                     Mailing Address
                 ----                                     ---------------
            R.G. Dickerson                             229 South State Street
                                                       Dover, Delaware

         SIXTH:  The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction with the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation; as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. (a) The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the General Corporation Law of the State of Delaware or by this Certificate of Incorporation or the By-laws of the corporation, the directors are hereby empowered to exercise all such powers and doll such acts and things as may be exercised or done by the corporation.


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                  (b) The number of directors shall initially be 12 and,
thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

                  (c) The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of Class II to expire at the 1997 annual meeting of stockholders, the term of office of the Class III to expire at the 1998 annual meting of stockholders and the term of office of Class I to expire at the 1999 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors shall be elected to succeed those directors whose terms expires for a term of office to expire at the third succeeding annual meeting of stockholders after their election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

                  (d) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by a vote of stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  (e) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by (i) a majority of the directors then in office, though less than a quorum, or (ii) the stockholders at a special meeting of the stockholders properly called for that purpose, by the vote of the holders of a majority of the shares entitled to vote at such special meeting. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

         2. After the original or other By-laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-laws of the corporation may be exercised by the Board of Directors of the Corporation.

         3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no

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outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote, at any meeting of stockholders except as the provisions of paragraph (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         4. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

         NINTH: The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or insected in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

         ELEVENTH:

                   1. (a) In addition to any affirmative vote required by law or this certificate of incorporation, and except as otherwise expressly provided in paragraph 2 of this Article Eleventh:

                          (i) any merger of consolidation of the corporation or
any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholders; or

                          (ii) any sale, lease, exchange, mortgage, pledge,
transfer or other disposition (in one transaction of a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate fair market value of $1,000,000 or more; or


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                          (iii) the issuance or transfer by the corporation or
any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more; or

                          (iv) the adoption of any plan or proposal for the
liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                          (v) any reclassification of securities (including any
reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by an Interested Shareholder or any Affiliate of any Interested Shareholder; shall require the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of capital stock of the corporation authorized to be issued from time to time under Article Fourth of this certificate of incorporation (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. Notwithstanding any other provision of this certificate of incorporation to the contrary, for purposes of this Article Eleventh, each share of the Voting Stock shall have one vote.

                   (b) The term "Business Combination" as used in this Article Eleventh shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of subparagraph (a) of this paragraph 1.

         2. The provisions of paragraph 1 of this Article Eleventh shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as if required by law and any other provision of this certificate of incorporation, if all of the conditions specified in the following subparagraph (a) are met:

                   (a) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined): provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

         3. For the purposes of this Article Eleventh:

                   (a) The term "person" shall mean any individual, firm, corporation or other entity.


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                  (b) The term "Interested Shareholder" shall mean any person
(other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                          (i) is the beneficial owner (as hereinafter defined)
of more than five percent (5%) of the Voting Stock; or

                          (ii) is an Affiliate (as hereinafter defined) of the
corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of five percent (5%) or more of the Voting Stock; or

                          (iii) is an assignee of or has otherwise succeeded to
any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                   (c) A person shall be a "beneficial owner" of any Voting
Stock:

                          (i) which such person or any of its Affiliates or
Associates (as hereinafter defined) beneficially owns, directly or indirectly;
or

                          (ii) which such person or any of its Affiliates or
Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                          (iii) which are beneficially owned, directly or
indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                   (d) For the purposes of determining whether a person is an Interested Shareholder pursuant to subparagraph (b) of this paragraph 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (c) of this paragraph 3 may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (e) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1984.


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                  (f) The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subparagraph (b) of this paragraph 3, the term "Subsidiary" shall mean only corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

                  (g) The term "Continuing Director" means any member of the Board of Directors of the corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is "unaffiliated with the interested Shareholder or is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting at which a Continuing Director Quorum is present.

                  (h) The term "Continuing Director Quorum" means four Continuing Directors capable of exercising the powers conferred upon them under the provisions of the certificate of incorporation or By-Laws of the corporation or by law.

         4. Notwithstanding any other provisions of this certificate of incorporation or the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the By-laws of the corporation), the affirmative vote of the holders of eighty percent (80%) or single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Eleventh."

         TWELFTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith of which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing provisions of this Article Twelfth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



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         IN WITNESS WHEREOF, said KLA Instruments Corporation has caused this certificate to be signed by Kenneth Levy, its President, and attested by Larry
W. Sonsini, its Secretary, this __ day of _______, 1997.

                           KLA INSTRUMENTS CORPORATION


                           By:
                              ----------------------------------------------
                              President


ATTEST:


By:
   --------------------------------------
   Secretary


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